Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
2-34393, 811-1879

Amendment to Janus Investment Fund Investment Advisory Agreement - Janus Conservative Allocation Fund is incorporated herein by reference to Exhibit
(d)(225) to Post-Effective Amendment No. 188 to Janus Investment Fund registration statement on Form N-1A, filed on March 29, 2013; accession number 0000950123-13-001928 (File No. 2-34393).

Amendment to Janus Investment Fund Investment Advisory Agreement - Janus Growth Allocation Fund is incorporated herein by reference to Exhibit (d)(226) to Post-Effective Amendment No. 188 to Janus Investment Fund registration statement on Form N-1A, filed on March 29, 2013; accession number 0000950123-13-001928 (File No. 2-34393).

Amendment to Janus Investment Fund Investment Advisory Agreement - Janus Moderate Allocation Fund is incorporated herein by reference to Exhibit (d)(227) to Post-Effective Amendment No. 188 to Janus Investment Fund registration statement on Form N-1A, filed on March 29, 2013; accession number 0000950123-13-001928 (File No. 2-34393).